Exhibit 24.1

DTE ENERGY COMPANY

DIRECTORS’ POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

     That each of the undersigned do hereby severally make, constitute and appoint Susan M. Beale, David E. Meador, N.A. Khouri, Bruce D. Peterson and James F. Tompkins, and each of them, our true and lawful attorneys-in-fact to sign and execute for each of us and on our behalf, as directors of DTE Energy Company, pre-effective and post-effective amendments to the Company’s Registration Statement to be filed on Form S-3 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form(s) as they, or any of them, may approve, with respect to issues of the Company’s securities.

     IN WITNESS WHEREOF, this Power of Attorney has been signed by the undersigned this 22nd day of January, 2004.

/s/ Terence E. Adderley
/s/ Lillian Bauder
/s/ David Bing
/s/ Allan D. Gilmour
/s/ Alfred R. Glancy III
/s/ Frank M. Hennessey
/s/ Theodore S. Leipprandt
/s/ John E. Lobbia
/s/ Gail J. McGovern
/s/ Eugene A. Miller
/s/ Charles W. Pryor, Jr.
/s/ Josue Robles, Jr.
/s/ Howard F. Sims